UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 9, 2008

Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021

(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 36th Avenue West
Everett, Washington 98203-1264
www.intermec.com
(Address of principal executive offices and internet site) (Zip Code)

(425) 265-2400
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 10, 2008, Intermec, Inc. (“we” or “our”) issued a press release announcing revised revenue guidance for the second fiscal quarter, which ended June 29, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 9, 2008, we committed to a business restructuring plan intended to reduce our cost structure and streamline operations.  We announced the plan to employees on July 10, 2008, and issued a press release announcing the restructuring activities described in this Item 2.05 of this Current Report.  The press release is attached hereto as Exhibit 99.1.

Pursuant to this plan, we will relocate the final assembly of our product lines from Everett, WA, to Venture Corporation Limited (SGX: VENM. SI), a global electronics services provider.  We also will consolidate two U.S. service depots to existing locations in Charlotte, NC, and Monterey, Mexico and transfer our on-site field service repair to a third party supplier.

This plan will be implemented over the next 9 to 12 months and will reduce our workforce by approximately 260 employees.  We currently employ approximately 2,300 employees worldwide.

The total restructuring costs are expected to be in a pre-tax range of $7.5 million to $9.0 million, including employee termination costs of approximately $3.5 million, $0.5 million of non-cash asset impairment and $3.5 million to $5.0 million of other transitional costs. We expect to record approximately $6.0 million to $7.0 million of this restructuring charge in the second half of 2008, and expect that the balance will be recorded in 2009. We anticipate that all of the severance related, and periodic transitional costs will be cash expenditures.

Item 7.01	Regulation FD Disclosure.

On July 10, 2008, we issued a press release announcing revised revenue guidance for the second quarter of fiscal year 2008 with respect to our anticipated range of revenues.

In this same press release issued on July 10, 2008, we also announced our plans to relocate the final assembly of our product lines from Everett, WA, to Venture Corporation Limited (SGX: VENM. SI), a global electronics services provider, to consolidate two U.S. service depots to existing locations in Charlotte, NC, and Monterey, Mexico, and to transfer our on-site field service repair to a third party supplier, as described more fully in Item 2.05 of this Current Report.  In the press release, we described the anticipated restructuring costs resulting from the actions described in Item 2.05.  The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press release issued by Intermec, Inc. dated July 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2008	INTERMEC, INC. (Registrant) By: /s/ Lanny H. Michael Lanny H. Michael Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Intermec, Inc. dated July 10, 2008.